COMMON STOCK COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF NEW YORK, NY OR JERSEY CITY, NJ
INCORPORATED UNDER THE LAWS CUSIP D57224 10 7 OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS
BAKER HUGHES INCORPORATED
SPECIMAN
COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR BY
SECRETARY CHAIRMAN AUTHORIZED SIGNATURE

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the certificate of incorporation or by any certificate of preferences, and the number of shares constituting each series and the designations thereof, may be obtained, upon request and without charge, at the principal office of the Corporation.
The Board of Directors of the Corporation has authority to (ix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of the Preferred Stock of the Corporation, and the number of shares constituting any such series and the designations thereof, or any of them.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TENCOM — as tenants in common UNIF GIFT MIN ACT — Custodian TEN ENT — as tenants by the entireties (Cust) (Minor)
JTTEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act
UNIF TRF MIN ACT — Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act (Stale)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OH OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING ZIP CODE, OF ASSIGNEE)
.Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. .
Dated _
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE
NOTICE: FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENNLARGEMENT OR ANY
CHANGE WHATEVER.
Signature(s) Guaranteed
By_
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTORS INSTITUTION (banks, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-l5.